EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	James G. Clark
EVP and CFO
(858) 793-4151
jim.clark@edlending.com

EDUCATION LENDING GROUP, INC., ANNOUNCES SIGNING
OF A CONDUIT WAREHOUSE FACILITY

San Diego, CA.—October 23, 2002—Education Lending Group, Inc., (OTCBB:EDLG) (“EDLG”) today announced it has closed a $500MM conduit warehouse facility agented by Citicorp North America, Inc., a member of Citigroup. This facility replaced EDLG’s prior $250MM conduit warehouse facility agented by PNC Bank.

Robert deRose, its Chairman and CEO, stated “This is an excellent relationship for our company. We are delighted to work with Citigroup on this conduit financing, thus allowing EDLG to expand its origination and financing capabilities.”

EDLG’s President and COO, Michael H. Shaut, said “The financial flexibility afforded by this larger conduit facility with Citigroup will enhance our ability to continue the rapid expansion of our business in all channels.”

EDLG, with its dedication to service excellence, innovation, and responsiveness to borrower needs, is well positioned through its marketing channels, to participate in the growth in the student loan market place.

Education Lending Group, Inc. markets products, services and solutions to the Federal Guaranteed Student Loan Industry. The company is a full service provider of financial aid products to students, parents and schools. This includes, but is not limited to, student financial aid counseling, debt management, loan origination, loan servicing management, and secondary market loan acquisition services.

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This press release may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company’s affiliate companies, that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-KSB, filed on March 29, 2002, and Quarterly Reports on Amended Form 10-QSB filed on May 14, 2002 and the Form 10-QSB filed in August 14, 2002. The discussion should be read in conjunction with the Company’s Financial Statements and related Notes thereto included in the Company’s Form 10-KSB and Form 10-QSB filings.

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